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Filed Pursuant to Rule 424(b)(3)
File No. 333-185111

CORPORATE PROPERTY ASSOCIATES 18—GLOBAL INCORPORATED

Prospectus Supplement No. 1 Dated July 26, 2013
To Prospectus Dated July 11, 2013

        This prospectus supplement (the "Prospectus Supplement") is part of, and should be read in conjunction with, the prospectus of Corporate Property Associates 18—Global Incorporated, dated July 11, 2013 (as amended or supplemented, the "Prospectus"). Unless the context indicates otherwise, the information contained in this Prospectus Supplement supersedes the information contained in the Prospectus. Terms used but not defined in the Prospectus Supplement shall have the meanings given to them in the Prospectus. A copy of the Prospectus will be provided by Corporate Property Associates 18—Global Incorporated upon request.

Recent Developments

        On May 7, 2013, our registration statement on Form S-11 (File No. 333-185111) was declared effective by the SEC under the Securities Act of 1933, as amended. As of July 25, 2013, we have sold the minimum offering of $2,000,000 in shares and began admitting new stockholders.

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  Filed Pursuant to Rule 424(b)(3) File No. 333-185111
CORPORATE PROPERTY ASSOCIATES 18—GLOBAL INCORPORATED
Prospectus Supplement No. 1 Dated July 26, 2013 To Prospectus Dated July 11, 2013